                              AMENDED AND RESTATED
                              --------------------
                           ARTICLES OF INCORPORATION
                           -------------------------
                                       OF
                                       --
                          FIRST LIBERTY FINANCIAL CORP.
                          -----------------------------



                   SECTION 1.  Corporate Title.  The full corporate title of the
                   ----------  ----------------
corporation is "First Liberty Financial Corp."

                   SECTION 2.  Organization.  The corporation shall be organ-
                   ----------  -------------
ized pursuant to the provisions of the Georgia Business Corporation Code.

                   SECTION 3.  Duration.  The duration of the corporation is
                   ----------  ---------
perpetual.

                   SECTION 4.  Powers.  The purpose of the corporation is to
                   ----------  -------
pursue any or all lawful objectives not specifically prohibited to corporations under the laws of the State of Georgia, including, but not limited to, the ownership and control of savings and loan associations and all activities not specifically prohibited to savings and loan holding companies, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Federal Home Loan Bank Board (which, as hereinafter used, includes the Federal Savings and Loan Insurance Corporation).

                   SECTION 5.  Capital Stock.  The total number of shares of
                   ----------  --------------
all classes of the capital stock which the corporation has authority to issue is 30,000,000, of which 25,000,000 shall be common stock, par value $1.00 per share, and 5,000,000 shall be serial preferred stock, without par value. The shares may be issued by the corporation from time to time as approved by its board of directors without the approval of its stockholders except as otherwise provided in this Section 5. The consideration for the issuance of the shares shall be paid in full before their issuance and, in the case of common stock, shall not be less than the par value of $1.00 per share. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the corporation. The consideration for the shares shall be cash, tangible or intangible property, labor or services actually performed for the corporation or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor or services, as determined by the board of directors of the corporation, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the corporation which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for their issuance.

                   No shares of capital stock (including shares issuable upon conversion, exchange or exercise of other securities) shall be issued, directly or indirectly, to officers, directors or controlling persons of the corporation other than as part of a general public offering unless their issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

                   Nothing contained in this Section 5 (or in any supplementary sections hereto) shall entitle the holders of any class of a series of capital stock to vote as a separate class or series or to more than one vote per share: provided, that this restriction on voting separately by class or series shall
- --------
not apply:

                                (i) to any provision which would authorize the holders of preferred stock, voting as a class or series, to elect some members of the board of directors, less than a majority thereof, in the event of default in the payment of dividends or any class or series of preferred stock;

                                (ii) to any provision which would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the corporation with another corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a corporation other than the corporation if the preferred stock is exchanged for securities of such other corporation: Provided, that no provision may require such
                          --------
             approval for transactions undertaken with the assistance or pursuant to the direction of the Federal Savings and Loan
             Insurance Corporation;

                                (iii) to any amendment which would adversely change the specific terms of any class or series of capital stock as set forth in this Section 5 (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving corporation in a merger or consolidation for the corporation, shall not be considered to be such an adverse change.

      A description of the different classes and series of the corporation's capital stock and a statement of the designations and the relative rights, preferences and limitations of the shares of each class of the series of capital stock are as follows:

      A.  Common Stock.  Except as provided in this Section 5 (or in any
      --  -------------
supplementary sections hereto), the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder.

      Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled, in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends; but only when and as declared by the board of directors.

      After there shall have been paid to or set aside for the holders of any class having preferences over the common stock in the event of liquidation, dissolution or winding up the full preferential amounts of which they are respectively entitled, the holders of the common stock, and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets, shall be entitled, after payment or provision for payment of all debts and liabilities of the corporation, to receive the remaining assets of the corporation available for distribution, in cash or in kind.

      Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common shares.

      B.  Preferred Stock.  The corporation may provide in supplementary
      --  ----------------
sections to its charter for one or more classes of preferred stock which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in a supplementary section to the charter. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

      (a) the distinctive designation and the number of shares constituting such series;

      (b) the dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

      (c) the voting powers, full or limited, if any, of shares of such series;

      (d) whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

      (e) the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation;

      (f) whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds;

      (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation, and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

      (h) the price or other consideration for which the shares of such series shall be issued; and

      (i) whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

      Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

     SECTION 6.  Preemptive Rights.  Holders of the capital stock of the
     ----------  ------------------
corporation shall not be entitled to preemptive rights with respect to any shares of the corporation which may be issued.

     SECTION 7.  Initial Capitalization.  The corporation shall not commence
     ----------  -----------------------
business until it shall have received not less than Five Hundred Dollars ($500.00) in payment for the issuance of shares.

     SECTION 8.  Board of Directors. (a)  The corporation shall be under the
     ----------  -------------------
direction of a board of directors. The board of directors shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. At the meeting of stockholders during which this Section 8 is adopted and approved, one class of directors shall be elected to hold office for a term expiring at the first annual meeting there-after, one class of directors shall be elected to hold office for a term expiring at the second annual meeting thereafter and one class of directors shall be elected to hold office for a term expiring at the third annual meeting thereafter. At each annual meeting of the stockholders held after the meeting during which this Section 8 is adopted and approved, the directors of one class shall be elected to hold office for a term expiring at the third annual meeting following their election and until their successors shall have been duly elected and qualified; at the next succeeding annual meeting, the directors of a second class shall be elected to serve for such term; and at the third succeeding annual meeting, the directors of the third class be elected to serve for such term. During the intervals between annual meetings of stockholders, any vacancy occurring in the board of directors caused by the resignation, removal, death or other incapacity of one or more directors, and any newly created directorships resulting from an increase in the number of directors, shall be filled by a majority vote of the directors then in office, whether or not a quorum. Each director elected by the board of directors to fill a vacancy shall hold office for the unexpired term in respect of which such vacancy occurred. Each director elected by the board of directors to fill a newly created directorship or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.

     (b) The board of directors shall consist of not less than six nor more than fifteen members, the precise number to be fixed by resolution of the board of directors from time to time. The minimum number of directors as set forth herein may be reduced below six and the maximum number of directors as set forth herein may be increased above fifteen only upon the affirmative vote of the stockholders of record holding two-thirds of the then outstanding shares of stock of each class of the corporation entitled to vote in elections for directors at a meeting of stockholders called for that purpose.

     SECTION 9.  Supermajority Vote and Fair Price Criteria.  Subject to the
     ----------  -------------------------------------------
provisions of any series of preferred stock which may be outstanding at the time, the affirmative vote of the holders of not less than 80% of the then outstanding shares of common stock of the corporation, including the affirmative vote of the holders of at least 80% of the then outstanding shares of common stock of the corporation other than those beneficially owned by an Interested Stockholder (as defined below) (the "two tier voting requirement") shall be required to effect any Business Combination (as defined below) of the corporation with such Interested Stockholder; provided, however, that the two tier voting requirement shall be inapplicable to any Business Combination and such Business Combination shall require only such affirmative vote as is required by law or otherwise by any provision of these articles of incorporation, if all of the conditions specified in either of the following subparagraphs (1) or (2) shall have been met:

     (1) The Business Combination shall have been approved by two-thirds of the members of the board of directors who are unaffiliated with the Interested Stockholder and by two-thirds of all of the members of the board of directors; or

     (2) all of the following conditions shall have been met (provided, however, that any reference below to the common stock of the corporation shall be deemed, where appropriate, to refer instead to the common stock of Liberty Federal Savings and Loan Association, Macon, Georgia):

     (a) The aggregate amount of (x) cash and (y) Fair Market Value (as defined below) as of the date of the consummation of the Business Combination of other consideration to be received per share by holders of common stock in such Business Combination shall be at least equal to the highest amount determined under subclauses (i), (ii) and (iii) below:

                        (i) the Fair Market Value per share of common stock on the date of first public announcement of the proposal of the Business Combination (the "Announcement Date") or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher.

                          (ii) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers fees) paid by the Interested Stockholder for any share of common stock of the corporation acquired by it within the two year period immediately prior to the Announcement Date or in the transaction in which it became an Interested Stockholder, whichever is higher; and

                          (iii) (if applicable) the price per share equal to the Fair Market Value per share of common stock determined pursuant to subparagraph (2)(a)(i) above, multiplied by the ratio of (A) the highest per share pricing (including any brokerage commissions, transfer taxes and soliciting dealers fees) paid by the Interested Stockholder for any shares of common stock of the corporation acquired by it within the two year period immediately prior to the Announcement Date to (B) the Fair Market Value per share of common stock of the corporation on the first day in such two year period on which the Interested Stockholder acquired any shares of common stock.

   (b) The consideration to be received by holders of shares of common stock shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of stock. If the Interested Stockholder has paid for shares of common stock with varying forms of consideration, the form of consideration for the shares of stock shall be either cash or the form used to acquire the largest number of shares of common stock previously acquired by it.

   (c) Subject to the provisions of any series of preferred stock which may be outstanding at the time, the Business Combination shall have been approved by the affirmative vote of the holders of not less than 75% of the then outstanding shares of common stock of the corporation and the affirmative vote of the holders of not less than 66 2/3% of the then outstanding shares of common stock of the corporation other than those beneficially owned by an Interested Stockholder.

   To the extent required by applicable law, the consummation of any Business Combination shall be subject to the approval of the Federal Home Loan Bank Board. In the event that any Business Combination which requires the approval of the Federal Home Loan Bank Board shall be approved by the requisite vote of the stockholders of the Association but such Business Combination shall not have been approved previously by such vote of the members of the board of directors as may be required by this section, any other section of these articles of incorporation or any provision of law, the board of directors shall approve such Business Combination by the requisite vote of the members of the board of directors promptly following the approval of the Business Combination by the stockholders. Promptly thereafter, the board of directors shall submit to the Federal Home Loan Bank Board all such documents, records, certifications and other materials, and shall assist and cooperate with the Federal Home Loan Bank Board, as may be necessary to obtain the approval of such Business Combination by the Federal Home Loan

Bank Board.

   The provisions of this Section 9 may not be repealed or amended in any respect unless such action is approved by the affirmative vote of the holders of not less than 80% of the outstanding shares of common stock of the corporation, subject to the provisions of any series of preferred stock which may at the time be outstanding; provided, however, that if there is an Interested Stockholder, such 80% vote must include the affirmative vote of the holders of at least 80% of the outstanding shares of common stock other than those shares beneficially owned by the Interested Stockholder, subject to the provisions of any series of preferred stock which may be outstanding at the time.

   An "Interested Stockholder" shall mean any individual, corporation, partnership, firm, corporation, business entity, trust, estate or other person (other than the corporation, any subsidiary of the corporation, any profit-sharing, employee stock ownership or other employee benefit plan of the corporation or subsidiary thereof, or any trustee of or fiduciary with respect to any such plan when acting in such capacity), or any Affiliate (as defined below) of any of the foregoing, who or which owns beneficially or controls, directly or indirectly, more than ten percent (10%) of the corporations common stock on the record date for determining stockholders entitled to vote. For the purpose of determining whether a person is an Interested
Stockholder, such person shall be deemed to own beneficially (i) all shares of common stock with respect to which such person has the capacity to control or to influence the voting power of the investment power in respect thereof and (ii) all shares of common stock which such person has the immediate or future right to acquire, directly or indirectly, pursuant to agreements, through the exercise of options, warrants or rights or through the conversion of convertible securities or otherwise; and all shares of common stock which such person has the right to acquire in such manner shall be deemed to be outstanding shares, but shares of common stock which any other person has the right to acquire in such manner shall not be deemed to be outstanding shares.

   An "Affiliate" shall mean any individual, corporation, partnership, firm, corporation, business entity, trust or estate who or which, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, an Interested Stockholder. "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of or right to acquire voting securities, by contract, or otherwise.

   "Business Combination" shall mean:

   (a) any merger or consolidation of the corporation or any subsidiary thereof with or into any Interested Stockholder; or

   (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, to or with any Interested Stockholder of any of the assets of the corporation or any subsidiary thereof having an aggregate Fair Market Value (as defined below) of $500,000 or more; or

   (c) the issuance or transfer by the corporation or any subsidiary thereof, in one transaction or a series of transactions, of any securities of the corporation or any subsidiary hereof to any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $500,000 or more; or

   (d) the adoption of any plan or proposal for the liquidation of the corporation or any subsidiary thereof proposed by or on behalf of any Interested Stockholder; or

   (e) any reclassification of securities (including any reverse stock split) or recapitalization of the corporation or any subsidiary thereof or any merger or consolidation of the corporation with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of securities of the corporation or any subsidiary thereof which is directly or indirectly owned by an Interested Stockholder.

   "Fair Market Value" means, as of any date, (a) in the case of stock, the highest closing sale price during the 30 consecutive days immediately preceding such date of a share of such stock on the Composite Tape for New York Stock Exchange--Listed Stocks; or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange; or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed; or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30 consecutive days preceding such date on the National Association of Securities Dealers Automated Quotations System or any system then in use, or, if no such quotations are available, the fair market value on such date of a share of such stock as determined in good faith by a majority of the members of the board of directors who are unaffiliated with the Interested Stockholder; and
(b) in the case of property other than cash or stock, the fair market value of such property on such date as determined in good faith by a majority of the members of the board of directors who are unaffiliated with the Interested Stockholder.

   SECTION 10.  Director Considerations in Responding to Acquisition
   -----------  ----------------------------------------------------
Proposals.  The board of directors of the corporation, when evaluating any
- ----------
offer of another person to make a tender, exchange or other purchase offer for any equity security of the corporation or any subsidiary thereof, to merge or consolidate the corporation or any subsidiary thereof with another person, or to purchase or otherwise acquire all or substantially all of the properties and assets of the corporation or any subsidiary thereof shall, in determining what is in the best interests of the corporation and its stockholders, give due consideration to all relevant factors, including without limitation (i) the fairness and adequacy of the consideration offered in relation to: the then current market price or fair value of the corporation or subsidiary (including the estimated fair value of the corporation or subsidiary in a freely negotiated transaction), historical financial results and the then current financial condition of the corporation or subsidiary, historical and comparative market information (including price earnings ratios, market trends, comparative premiums for sale of control and general economic conditions), the then current market or replacement price of the tangible and intangible assets of the corporation or subsidiary, the ability of management of the corporation or subsidiary, the future earnings prospects of the corporation or subsidiary and the then estimated future value of the corporation or subsidiary as an independent entity; (ii) the nature of the consideration offered (including the estimated present value and future earnings of any non-cash consideration);
(iii) the amount of securities of the corporation or subsidiary sought to be acquired and, if less than all, the effect of the acquisition on the remaining stockholders (including consideration of the resulting market liquidity, stock prices and likelihood of subsequent freeze-out transactions); (iv) the method of financing the proposed transaction, including the financial condition of the offeror, its ability to finance and consummate the proposed transaction, the extent to which the assets of the corporation or subsidiary will be used directly or indirectly therefor, and the likelihood of success; (v) the timing of the proposed transaction; (vi) the availability of other alternatives; (vii) the legality of the proposed transaction (including possible legal and regulatory obstacles and delays); (viii) the reputation and integrity of the offeror in the business community and the perceived purpose of the proposed transaction in light of the operating history and reputation of the corporation or subsidiary in the communities it serves;
(ix) the social, legal and economic effects of the transaction on the employees, customers and other constituents of the corporation and its subsidiaries; (x) the effects and impact of the proposed transaction on the communities in which the corporation and its subsidiaries operate or are located; and (xi) the desirability of maintaining independence from any other person.

   SECTION 11.  Director Liabilities.  A director of the corporation shall not
   -----------  ---------------------
be personally liable to the corporation or its stockholders for monetary damages for breach of his duty of care or other duty as a director, except for liability (i) for any appropriation, in violation of his duties, of any business opportunity of the corporation; (ii) for any acts or ommissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the types of liability set forth in Section 14-2-154 of the Code or successor provisions; or (vi) for any transaction from which the director derives an improper personal benefit. If the Code is amended after approval by the stockholders of this Section to authorize corporate action further limiting the personal liability of directors, then the liability of a director of the corporation shall be limited to the fullest extent permitted by the Code, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

   SECTION 12.  Amendments to Charter.  Except as provided in Section 5
   -----------  ----------------------
and Section 9 hereof, no amendment, addition, alteration, change, or repeal of this charter shall be made, unless such is first proposed by the board of directors of the corporation and thereafter approved by the stockholders by a majority of the total votes eligible to be cast at a legal meeting.

   IN WITNESS WHEREOF, the corporation has caused this Amended and
   -------------------
Restated Articles of Incorporation to be executed by its President and its corporate seal to be hereto affixed and to be attached by its Secretary, this 29th day of February, 1996.



                                        FIRST LIBERTY FINANCIAL CORP.
                                        -----------------------------



                                      By: /s/ Robert F. Hatcher
                                          -------------------------------------
                                          Robert F. Hatcher
                                          President and Chief Executive Officer

Attest:
- -------


By: /s/ Richard A. Hills, Jr.
    --------------------------------
    Richard A. Hills, Jr., Secretary

                                   APPENDIX A
                                   ----------

              SERIES A 7.75% CUMULATIVE CONVERTIBLE PREFERRED STOCK
              -----------------------------------------------------

                          1.  Designation and Amount.
                          --  -----------------------

   There hereby is created a series of Preferred Stock with a stated value of $25.00 per share. The shares of such series shall be designated as Series A 7.75% Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"), and the number of shares constituting the Series A Preferred Stock shall be 460,000. Such number of shares may be decreased by a resolution duly adopted by the Board of Directors; provided, that no decrease shall
                                        --------
reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights, or warrants or upon the conversion of any outstanding securities issued by the corporation that are convertible into Series A Preferred Stock.

                                 2.  Ranking.
                                 --  --------

   Any class or classes of stock of the corporation shall be deemed to rank:

     (a) prior to the Series A Preferred Stock as to dividends or as to distribution of assets upon liquidation, dissolution or winding up if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Stock; and

     (b) on a parity with the Series A Preferred Stock as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Stock, if the holders of such class of stock and the Series A Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority one over the other.


                                3.  Dividends.
                                --  ----------

   (a) For purposes of this Section 3, each January 1, April 1, July 1 and October 1 on which any share of Series A Preferred Stock shall be outstanding shall be deemed to be a "Dividend Payment Date." Commencing on April 1, 1993, the holders of shares of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the corporation out of funds legally available therefor, cumulative dividends payable in arrears at the rate of $1.9375 per year on each share of Series A Preferred Stock and no more. Dividends payable on April 1, 1993 shall be pro rated based on the number of days that shall have elapsed since the date of original issue of the Series A Preferred Stock. Dividends payable on the Preferred Stock for any period greater or less than a full dividend period shall be computed on the basis of a 360 day year consisting of twelve 30-day months.

                  (b) The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be not more than 45 days prior to the date fixed for the payment thereof.

   (c) On each Dividend Payment Date, all dividends which shall have accrued on each share of Series A Preferred Stock outstanding on such Dividend Payment Date shall accumulate and be deemed to become "due." Any dividend which shall not be paid on the Dividend Payment Date on which it shall become due shall be deemed to be "past due" until such dividend shall be paid or until the share of Series A Preferred Stock with regard to which such dividend became due shall no longer be outstanding, whichever is the earlier to occur. No interest or sum of money in lieu of interest shall be payable with regard to any dividend payment or payments which are past due. Dividends paid on shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

   (d) If there shall be outstanding shares of any other series of Preferred Stock of the corporation ranking junior to the Series A Preferred Stock as to dividends, no dividends shall be declared or paid or set apart for payment on any such other series for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full or are past due on the shares of the Series A Preferred Stock and on any other series of Preferred Stock ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared on all outstanding shares of the Series A Preferred Stock and shares of such other series of Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Series A Preferred Stock and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of the Series A Preferred Stock and such other Preferred Stock to the date of such dividend payment bear to each other. Holders of shares of Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or securities, in excess of full cumulative dividends, as herein provided, on the Series A Preferred Stock.

   (e) So long as any shares of the Series A Preferred Stock are outstanding, no dividend (other than a dividend or distribution in Common
Stock or in any other stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution or winding up) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to, or on a parity with, the Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up, nor shall any Common Stock or any other stock of the corporation ranking junior to, or on a parity with, the Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up, be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the corporation (except for the conversion of such junior or parity stock into, or the exchange of such junior or parity stock for, stock of the corporation ranking junior to the Series A Preferred

Stock as to dividends and upon liquidation, dissolution, or winding up) unless, in each case, the full cumulative dividends on all outstanding shares of the Series A Preferred Stock shall have been paid or declared and set aside for payment for all past dividend payment periods.

   (f)  The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under paragraph (e) of this Section 3, purchase or otherwise acquire such shares at such time and in such manner; provided, however, that this paragraph shall not prohibit the
        --------  -------
acquisition of shares of stock of the corporation which have been pledged to the corporation or any subsidiary of the corporation for a bona fide debt.

           4.  General, Class and Series, and Default Voting Right.
           --  ----------------------------------------------------

   Except as provided in this Section 4 or as otherwise from time to time required by applicable law, the Series A Preferred Stock shall have no voting rights.

    (a) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66-2/3% of all of the shares of the Series A Preferred Stock and all other series of Preferred Stock, if any, of the corporation ranking on a parity with shares of the Series A Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, and upon which like voting rights have been conferred and are then exercisable, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of the Series A Preferred Stock and such other series of Preferred Stock of the corporation shall vote separately as a single class without regard to series, shall be necessary for authorizing, effecting or validating the authorization, creation or issuance of, or reclassification of any authorized stock of the corporation into, or authorization, creation or issuance of any obligation or security convertible into or evidencing a right to purchase any shares of, or increase in the authorized or issued amount of, any class or series of stock (including any class or series of Preferred Stock) ranking prior to the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up.

   (b) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66-2/3% of all of the shares of the Series A Preferred Stock, and any one or more series of Preferred Stock of the corporation similarly affected and upon which like voting rights have been conferred and are then exercisable, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of such series of Preferred Stock shall vote separately as a single class without regard to series, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Articles of Incorporation (or any amendment thereof or supplement thereto providing for the capital stock of the corporation, including, without limitation, these Articles of Amendment) which would adversely affect the powers, preferences, privileges or rights of holders of shares of the Series A Preferred Stock and such other series of Preferred Stock of the corporation. Any increase in the amount of authorized Preferred Stock or the creation and issuance of other series of Preferred

Stock ranking on a parity with or junior to the Series A Preferred Stock with respect to dividends and upon liquidation, dissolution or winding up shall not be deemed to affect adversely the rights of the holders of shares of Series A Preferred Stock.

   (c) If at any time or times dividends payable on the shares of Series A Preferred Stock shall be in arrears in an amount equal to at least six full quarterly dividends (whether or not consecutive) on shares of the Series A Preferred Stock at the time outstanding, the authorized number of directors of the corporation automatically shall be increased by two (regardless of the maximum number of directors stated in the Articles of Incorporation or in the bylaws of the corporation) and the holders of the outstanding shares of Series A Preferred Stock shall have the exclusive right (voting separately as a class together with holders of shares of any one or more other series of Preferred Stock ranking on a parity with the Series A Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are then exercisable) to elect two directors of the corporation at the corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders until such time as all dividends accumulated on the Series A Preferred Stock shall have been paid in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned. At elections for such directors, each holder of Series A Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other series of Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of stock held as may be granted to them). Each such director so elected shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term such arrearage shall cease to exist. If the office of any such director so elected becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director so elected may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors so elected shall end and the special voting powers vested in the holders of Series A Preferred Stock as provided in this Section 4 shall have expired, the number of directors shall be such number as may be provided for in the Articles of Incorporation or the bylaws irrespective of any increase made pursuant to the provisions of this Section 4.

   (d) The voting provisions set forth in Subsections (a)-(c) above shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

                                5.  Redemption.
                                --  -----------

   (a) The shares of Series A Preferred Stock shall not be redeemable prior to April 1, 1993. At any time on or after such date, except as otherwise provided below, the shares of Series A Preferred Stock may be redeemed, in whole or in part, at the option of the corporation, during the twelve-month periods commencing on April 1 of the years indicated below at the following redemption prices per share of Series A Preferred Stock, plus accrued and unpaid dividends thereon to but excluding the date fixed for redemption:

                  Redemption                       Redemption
                  ----------                       ----------
          Year                  Price      Year                 Price
          ----                  -----      ----                 -----

          1993                 $27.00      1996                 $25.80
          1994                  26.60      1997                  25.40
          1995                  26.20      1998 and
                                           thereafter            25.00


Notwithstanding the foregoing, no shares of Series A Preferred Stock may be redeemed prior to April 1, 1996 unless the average market price of the Common Stock of the corporation for a period of 20 consecutive trading days ending within five trading days prior to the date of the notice of redemption specified has been at least 135% of the Conversion Price (as such term is defined in Subsection 6(a) below). For purposes of this Subsection (a), "average market price" means the average of the last reported sales prices of the Common Stock for the preceding 20 consecutive trading days as reported on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System ("Nasdaq") or, if the Common Stock is not listed on the Nasdaq National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by Nasdaq or, if bid and asked prices for the Common Stock on each such day shall not have been reported through Nasdaq, the average of the bid and asked prices for such date as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected from time to time by the Board of Directors of the corporation for such purpose or, if no such quotations are available, the fair market value of the Common Stock as determined by a New York Stock
Exchange member firm regularly making a market in the Common Stock selected from time to time by the Board of Directors of the corporation for such purpose.

    (b)  In the event the corporation shall elect to redeem shares of Series
A Preferred Stock, the corporation shall give notice of such redemption to the holders of record of shares of the Series A Preferred Stock being so redeemed, not less than 30 nor more than 60 days prior to such redemption, by first class mail, postage prepaid, at their addresses as shown on the stock registration books of the corporation; provided, that without limiting the
                                       ---------
obligation of the corporation hereunder to give the notice provided in this Subsection 5(b), the failure of the corporation to give such notice shall not invalidate any corporate action by the corporation. Each such notice shall state (i) the redemption date; (ii) if the redemption date is prior to April 1, 1996, that the condition set forth in the third sentence of Subsection 5(a) has been satisfied; (iii) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iv) the redemption price; (v) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (vi) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vii) that such holder has the right to convert such shares into a number of shares of Common Stock of the corporation prior to the close of business on the date fixed for the redemption.

    (c) In the event that fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors of the corporation and the shares to be redeemed shall be determined pro rata or by lot as may be determined by the Board of Directors of the corporation or by any other method as may be determined by the Board of Directors of the corporation in its sole discretion to be equitable, provided that such method satisfies any applicable requirements of any securities exchange or automated quotation system on which the Series A Preferred Stock is then listed or traded.

    (d)  Notice having been mailed as aforesaid, from and after the applicable redemption date (unless the corporation shall default in providing money for the payment of the redemption price), dividends on the shares of Series A Preferred Stock to be redeemed on such redemption date shall cease to accrue and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the corporation (except the right to receive from the corporation the redemption price) shall cease; provided, however, that notwithstanding the foregoing, if notice of redemption
- --------- --------
has been given pursuant to this Section 5 and any holder of shares of Series
A Preferred Stock shall, prior to the close of business on the redemption date, surrender for conversion any or all of the shares to be redeemed held by such holder in accordance with Section 6 hereof, then the conversion of such shares to be redeemed shall become effective as provided in Section 6. Upon surrender of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the corporation shall so require and the notice shall so state), such shares shall be redeemed by the corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

    (e) Any shares of Series A Preferred Stock which at any time shall have been redeemed shall have, after such redemption, the status of authorized but unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors of the corporation.

    (f) Notwithstanding the foregoing provisions of this Section 5, if any dividends on Series A Preferred Stock are past due, no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed, and the corporation shall not purchase or otherwise acquire any shares of Series A Preferred Stock; provided, however, that the foregoing shall not prevent the purchase or
- --------- --------
acquisition of shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock.

                                6.  Conversion.
                                --  -----------

    (a) The holder of any share of Series A Preferred Stock shall have the right at any time, at such holder's option (except that if such share is called for redemption, then in respect of such share only to and including but not after the close of business on the date fixed for such redemption, provided that no default by the corporation in the payment of the applicable redemption price (including any accrued and unpaid dividends) shall have occurred and be continuing on the date fixed for such redemption) to convert such share into that number of fully paid and non-assessable shares of Common Stock of the corporation (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing $25.00 by the Conversion Price then in effect.
The Conversion Price initially shall be $12.50 per share of Common Stock and shall be subject to adjustment as set forth below.

    (b) To exercise the conversion privilege, the holder of shares of Series A Preferred Stock shall surrender the certificates representing such shares, accompanied by transfer instruments satisfactory to the corporation and sufficient to transfer the Series A Preferred Stock being converted to the corporation free of any adverse interest, at any of the offices or agencies maintained for such purpose by the corporation ("Conversion Agent") and shall give written notice to the corporation at such Conversion Agent that the holder elects to convert such shares. Such notice shall also state the names, together with addresses, in which the certificates for shares of Common Stock which shall be issuable upon such conversion shall be issued. As promptly as practicable after the surrender of such shares of Series A Preferred Stock as aforesaid, the corporation shall issue and shall deliver at such Conversion Agent to such holder, or on his or her written order, a certificate for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions hereof. Balance certificates will be issued for the remaining shares of Series A Preferred Stock in any case in which fewer than all of the shares of Series A Preferred Stock represented by a certificate are converted. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which shares of Series A Preferred Stock shall have been so surrendered and such notice received by the corporation as aforesaid, and the persons in whose names any certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holders of record of the Common Stock represented thereby at such time, unless the stock transfer books of the corporation shall be closed on the date on which shares of Series A Preferred Stock are so surrendered for conversion, in which event such conversion shall be deemed to have been effected immediately prior to the close of business on the next succeeding day on which such stock transfer books are open, and such persons shall be deemed to have become such holders of record of the Common Stock at the close of business on such later day. In either circumstance, such conversion shall be at the Conversion Price in effect on the date upon which such share shall have been surrendered and such notice received by the corporation.

    (c) In the case of any share of Series A Preferred Stock which is converted after any record date with respect to the payment of a dividend on the Series A Preferred Stock and on or prior to the next succeeding Dividend Payment Date, the dividend due on such Dividend Payment Date shall be payable on such Dividend Payment Date to the holder of record of such share as of such preceding record date notwithstanding such conversion. However, shares of Series A Preferred Stock surrendered for conversion during the period from the close of business on any record date with respect to the payment of a dividend on the Series A Preferred Stock next preceding any Dividend Payment Date to the opening of business on such Dividend Payment Date shall (except in the case of shares of Series A Preferred Stock which have been called for redemption on a redemption date within such period) be accompanied by payment in New York Clearing House or other funds acceptable to the corporation in an amount equal to the portion of the dividend payable on such Dividend Payment Date which accrues during the period from the date of such surrender until such Dividend Payment Date on the shares of Series A Preferred Stock being surrendered for conversion. The dividend with respect to a share of Series A Preferred Stock called for redemption on a redemption date during the period from the close of business on any record date with respect to the payment of a dividend on the Series A Preferred Stock next preceding any Dividend Payment Date to the opening of business on such Dividend Payment Date shall be payable on such Dividend Payment Date to the holder of record of such share on such dividend record date notwithstanding the conversion of such share of Series A Preferred Stock after such record date and prior to such Dividend Payment Date, and the holder converting such share of Series A Preferred Stock need not include a payment of such dividend amount upon surrender of such share of Series A Preferred Stock for conversion. Except as provided in this Subsection (c), no payment or adjustment shall be made upon any conversion on account of any dividends accrued on shares of Series A Preferred Stock surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

    (d) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of any shares of Series A
Preferred Stock.  Instead of any fractional interest in a share of Common
Stock which would otherwise be deliverable upon the conversion of a share of Series A Preferred Stock, the corporation shall pay to the holder of such share of Series A Preferred Stock an amount in cash (computed to the nearest cent, with one-half cent being rounded upward) equal to such fraction multiplied by the then current market price (as defined in Subsection 6(e)(v) hereof) of the Common Stock at the close of business on the day on which such share or shares of Series A Preferred Stock are surrendered for conversion in the manner set forth above, or if such date is not a trading date, on the next succeeding trading date. If more than one certificate representing shares of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock represented by such certificates, or the specified portions thereof to be converted, so surrendered.

    (e)  The Conversion Price shall be adjusted from time to time as follows:

                           (i) In case the corporation shall pay or make a dividend or other distribution in Common Stock on any class of capital stock of the corporation, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and of which the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this Subparagraph (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the corporation but shall include shares issuable with regard to scrip certificates issued in lieu of fractions of shares of Common Stock. The corporation shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the corporation.

                           (ii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common
          Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                           (iii) In case the corporation shall issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the then current market price per share (determined as provided in Subparagraph (v) below) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants (other than pursuant to a dividend reinvestment plan), the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion
          Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this Subparagraph (iii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the corporation but shall include shares issuable with regard to scrip certificates issued in lieu of fractions of shares of Common Stock. The corporation shall not issue any rights or warrants with regard to shares of Common
          Stock held in the treasury of the corporation.

                           (iv) In case the corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock (x) evidences of its indebtedness, (y) cash or other assets (including securities, but excluding any rights or warrants referred to in Subparagraph (iii) above, any regular quarterly dividend payable solely in cash out of retained earnings of the corporation that may from time to time be fixed by the Board of Directors of the corporation and any dividend or distribution referred to in Subparagraph (i) above) or (z) any combination thereof, then in each case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion
          Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the then current market price per share (determined as provided in subparagraph (v) below) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination, if made in good faith, shall be conclusive and shall be described in a statement filed with any Conversion Agent) of the portion of the cash or other assets or evidences of indebtedness so distributed (and for which an adjustment to the Conversion Price has not previously been made pursuant to the terms of this Section 6) applicable to one share of Common Stock and of which the denominator shall be such then current market price per share of the Common Stock, such adjustment to become effective
          immediately prior to the opening of business on the day following such record date; provided, however, that if and to the extent
                            --------- --------
          that the fair market value of such distribution, as so determined by the Board of Directors, shall exceed the retained earnings of the corporation, then in lieu of adjusting the Conversion Price as provided above with respect to the portion of such distribution which exceeds the corporation's retained earnings, the holder of the Series A Preferred Stock then outstanding shall have the right thereafter to convert the share of Series A Preferred Stock into (i) the kind and amount of indebtedness or cash or other assets of the corporation receivable in such distribution by a holder of the number of shares of Common Stock into which the Series A Preferred Stock might have been converted at the close of business on the date fixed for the determination of stockholders entitled to receive such distribution, and (ii) such number of shares of Common Stock into which the Series A
          Preferred Stock may then be convertible, as adjusted from time to time pursuant to this Section 6.

                           (v) For the purpose of any computation under Subparagraphs (iii) and (iv) above and for certain definitions under Subparagraph (viii) below, the current market price per share of Common Stock on any date shall be deemed to be the average of the last reported sales prices of the Common Stock for the five consecutive trading days selected by the Board of Directors commencing no more than 20 trading days before and ending no later than the day before the day in question, as reported on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of Nasdaq or, if the Common Stock is not listed on the Nasdaq National Market System, the average of the closing bid and asked prices for the Common Stock on such day in the over-the-counter market as reported by Nasdaq or, if bid and asked prices for the Common Stock on each such day shall not have been reported through Nasdaq, the average of the bid and asked prices for such date as furnished by any New York
          Stock Exchange member firm regularly making a market in the Common Stock selected from time to time by the Board of Directors of the corporation for such purpose or, if no such quotations are available, the fair market value of the Common Stock as determined by a New York Stock Exchange member firm regularly making a market in the Common Stock selected from time to time by the Board of Directors of the corporation for such purpose.

                           (vi) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent of such price; provided, however,
                                                          --------- --------
          that any adjustments which by reason of this Subparagraph (vi)
          are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided further,
                                                         -------- --------
          that adjustment shall be required and made in accordance with the provisions hereof not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Series A Preferred Stock or Common Stock.
          All calculations shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. The corporation may make such reductions in the Conversion Price, in addition to those required by Subparagraphs (i), (ii), (iii) and (iv) above, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons.

                           (vii) Whenever the Conversion Price is adjusted as herein provided, (x) the corporation shall promptly file with any Conversion Agent a certificate of a firm of independent public accountants setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the manner of computing the same, which certificate shall be conclusive evidence of the correctness of such adjustment, and (y) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be given by the corporation to any Conversion Agent and mailed by the corporation to each holder of shares of Series A Preferred Stock at their last address as the same appears on the books of the corporation.

                           (viii) Notwithstanding any other provision herein to the contrary, in case of (aa) any capital reorganization of the corporation, (bb) any reclassification or change of outstanding shares of Common Stock (other than a change relating to par value, or as a result of a subdivision or combination of the Common Stock), (cc) any consolidation, merger or combination of the corporation with or into another corporation, or (dd) any sale or conveyance of the properties and assets of the corporation as, or substantially as, an entirety to any other entity, in each case as a result of which Common Stock holders are entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for their Common Stock, then there shall be no adjustment of the Conversion Price, but the holder of each share of Series A Preferred Stock then outstanding shall have the right thereafter to convert such share into the kind and amount of securities, cash or other property that the holder would have owned or been entitled to receive immediately after such reorganization, reclassification, change, consolidation, merger, combination, sale or conveyance if such share had been converted immediately before the effective date of such reorganization, reclassification, change, consolidation, merger, combination, sale or conveyance. In the event that the corporation engages in a transaction set forth in Subparagraphs (aa)-(dd) above and holders of Series A Preferred Stock do not convert their shares of Series A Preferred Stock as provided above, then the continuing or surviving entity shall be obligated to redeem all remaining outstanding shares of Series A Preferred Stock and the holders of Series A Preferred Stock shall surrender their shares of Series A Preferred Stock for redemption, all in accordance with the redemption provisions otherwise applicable to the Series A Preferred Stock as set forth in Section 5 hereof. The adjustments described in this Subparagraph (viii) shall be subject to further adjustments as appropriate that shall be as nearly equivalent as may be practicable to the relevant adjustments provided for in the preceding subparagraphs and in this subparagraph. If, in the case of any such reorganization, reclassification, change, consolidation, merger, combination, sale or conveyance, the stock or other securities and property receivable thereupon by a holder of shares of Common Stock includes shares of stock, securities or other property or assets (including cash) of an entity other than the successor or acquiring entity, as the case may be, in such reorganization, reclassification, change, consolidation, merger, combination, sale or conveyance, then the corporation shall enter into an agreement with such other entity for the benefit of the holders of Series A Preferred Stock that shall contain such provisions to protect the interests of such holders as the Board of Directors of the corporation shall reasonably consider necessary by reason of the foregoing.

    (f) For purposes of this Section 6, "Common Stock" includes any stock of any class of the corporation which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation and which is not subject to redemption by the corporation. However, subject to the provisions of Subparagraph (viii) above, shares issuable upon conversion of shares of Series A Preferred Stock shall include only shares of the class designated as Common Stock of the corporation on the date of the initial issuance of Series
A Preferred Stock by the corporation, or shares of any class or classes resulting from any reclassification thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation and which are not subject to redemption by the corporation.

    (g)  In case:

                           (i) the corporation shall declare a dividend (or any other distribution) on its Common Stock that would cause an adjustment to the Conversion Price of the Series A Preferred Stock pursuant to the terms of Subparagraph (i) or Subparagraph (iv) above (including such an adjustment that would occur but for the terms of the first sentence of Subparagraph (vi) above); or

                           (ii) the corporation shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                           (iii) of any reclassification of the Common Stock of the corporation (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the corporation is a party and for which approval of any stockholders of the corporation is required, or of the sale or conveyance of the property of the corporation as an entirety or substantially as an entirety; or

                           (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the corporation; then the corporation shall cause to be filed with any Conversion Agent, and shall cause to be mailed to all holders of shares of Series A Preferred Stock at each such holder's last address as the same appears on the books of the corporation, at least 20 days (or 10 days in any case specified in clause (i) or (ii) above) prior to the applicable record or effective date hereinafter specified, a notice stating
          (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, conveyance, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (i) through (iv) above.

    (h) The corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock upon conversions of shares of Series A Preferred Stock pursuant hereto; provided, however, that the corporation shall not be required
                 --------- --------
to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the shares of Series A Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the corporation the amount of any such tax or has established, to the satisfaction of the corporation, that such tax has been paid.

    (i) All shares of Common Stock which may be delivered upon conversions of shares of Series A Preferred Stock shall upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights. If necessary, the corporation shall reduce the par value of the Common Stock so that all shares of Common Stock delivered upon conversions of shares of Series A Preferred Stock shall be fully paid and non-assessable.

    (j) The corporation at all times shall reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common

Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of shares of Series A Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series A Preferred Stock not theretofore converted. For purposes of this reservation of Common Stock, the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all outstanding shares of Series A Preferred Stock were held by a single holder. The issuance of shares of Common Stock upon conversion of shares of Series A Preferred Stock is authorized in all respects.

                               7.  Liquidation.
                               --  ------------

    (a) In the event of any voluntary or involuntary dissolution, liquidation or winding up of the corporation (for the purposes of this Section 7, a "Liquidation"), before any distribution of assets shall be made to the holders of the Common Stock or the holders of any other stock that ranks junior to the Series A Preferred Stock in respect of distributions upon the Liquidation of the corporation, the holder of each share of Series A Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the corporation available for distribution to its stockholders, an amount equal to $25.00 per share plus all dividends (whether or not declared or due) accrued and unpaid on such share on the date fixed for the distribution of assets of the corporation to the holders of Series A Preferred Stock.

    (b) If, upon any Liquidation of the corporation, the assets available for distribution to the holders of Series A Preferred Stock and any other stock of the corporation ranking on a parity with the Series A Preferred Stock upon Liquidation issued by the corporation which shall then be outstanding (hereinafter in this paragraph called the "Total Amount Available") shall be insufficient to pay the holders of all outstanding shares of Series A Preferred Stock and all other such parity stock the full amounts (including all dividends accrued and unpaid) to which they shall be entitled by reason of such Liquidation of the corporation, then there shall be paid to the holders of the Series A Preferred Stock in connection with such Liquidation of the corporation an amount equal to the product derived by multiplying the Total Amount Available times a fraction of which the numerator shall be the full amount to which the holders of the Series A Preferred Stock shall be entitled under the terms of Subsection (a) by reason of such Liquidation of the corporation and of which the denominator shall be the total amount which would have been distributed by reason of such Liquidation of the corporation with respect to the Series A Preferred Stock and all other stock ranking on a parity with the Series A Preferred Stock upon Liquidation then outstanding had the corporation possessed sufficient assets to pay the maximum amount which the holders of all such stock would be entitled to receive in connection with such Liquidation of the corporation.

    (c) The voluntary sale, conveyance, lease, exchange or transfer of the property of the corporation as an entirety or substantially as an entirety, or the merger or consolidation of the corporation into or with any other corporation, or the merger of any other corporation into the corporation, or any purchase or redemption of some or all of the shares of any class or series of stock of the corporation shall not be deemed to be a Liquidation of the corporation for the purposes of this Section 7 (unless in connection therewith the Liquidation of the corporation is specifically approved).

    (d) The holder of any shares of Series A Preferred Stock shall not be entitled to receive any payment owed for such shares under this Section 7 until such holder shall cause to be delivered to the corporation (i) the certificate or certificates representing such shares of Series A Preferred Stock and (ii) a transfer instrument or instruments satisfactory to the corporation and sufficient to transfer such shares of Series A Preferred Stock to the corporation free of any adverse interest. As in the case of the redemption price, no interest shall accrue on any payment upon Liquidation after the due date thereof.

    (e) After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of the Series A Preferred Stock will not be entitled to any further participation in any distribution of assets by the corporation.

                                 8.  Payments.
                                 --  ---------

    (a) The corporation may provide funds for any payment of the redemption price for any shares of Series A Preferred Stock or any amount distributable with respect to any Series A Preferred Stock under Section 7 hereof by depositing such funds with a bank or trust company selected by the corporation having a net worth of at least $50,000,000 and organized under the laws of the United States or any state thereof, in trust for the benefit of the holder of such shares of Series A Preferred Stock under arrangements providing irrevocably for payment upon satisfaction of any conditions to such payment by the holder of such shares of Series A Preferred Stock which shall reasonably be required by the corporation. The corporation shall be entitled to make any deposit of funds contemplated by this Section 8 under arrangements designated to permit such funds to generate interest or other income for the corporation, and the corporation shall be entitled to receive all interest and other income earned by any funds while they shall be deposited as contemplated by this Section 8, provided that the corporation shall maintain on deposit funds sufficient to satisfy all payments which the deposit arrangement shall have been established to satisfy. If the conditions precedent to the disbursement of any funds deposited by the corporation pursuant to this Section 8 shall not have been satisfied within two years after the establishment of the trust for such funds, then (i) such funds shall be returned to the corporation upon its request; (ii) after such return, such funds shall be free of any trust which shall have been impressed upon them;
(iii) the person entitled to the payment for which such funds shall have been originally intended shall have the right to look only to the corporation for such payment, subject to applicable escheat laws; and (iv) the trustee which shall have held such funds shall be relieved of any responsibility for such funds upon the return of such funds to the corporation.

    (b) Any payment which may be owed in payment of the redemption price for any shares of Series A Preferred Stock pursuant to Section 5 or in payment of any amount distributable with respect to the shares of Series A Preferred Stock under Section 7 shall be deemed to have been paid or properly provided for upon the earlier to occur of: (i) the date upon which funds sufficient to make such payment shall be deposited in a manner contemplated by Subsection (a) hereof or (ii) the date upon which a check payable to the person entitled to receive such payment shall be delivered to such person or mailed to such person at the address of such person then appearing on the books of the corporation.

                       9.  Status of Reacquired Shares.
                       --  ----------------------------

    Shares of Series A Preferred Stock issued and reacquired by the corporation (including, without limitation, shares of Series A Preferred Stock which have been redeemed pursuant to the terms of Section 5 hereof and shares of Series A Preferred Stock which have been converted into shares of Common Stock) shall have the status of authorized and unissued shares of Preferred Stock, undesignated as to series and subject to later issuance.

                           10.  Preemptive Rights.
                           ---  ------------------

    Holders of shares of Series A Preferred Stock are not entitled to any preemptive or subscription rights in respect of any securities of the corporation.


                            11.  Legal Holidays.
                            ---  ---------------

    In any case where any Dividend Payment Date, redemption date or the last date on which a holder of Series A Preferred Stock has the right to convert such holder's shares of Series A Preferred Stock shall not be a Business Day (as defined below), then notwithstanding any other provision hereof, payment of a dividend due or a redemption price or conversion of the shares of Series A Preferred Stock need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the Dividend Payment Date or redemption date or the last day for conversion; provided, that for purposes of computing such payment, no
                ---------
interest shall accrue for the period from and after such Dividend Payment Date or redemption date, as the case may be. As used in this Section 11, "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the State of Georgia are authorized or obligated by law or executive order to close.

                                  APPENDIX B
                                  ----------

             SERIES B 6.0% CUMULATIVE CONVERTIBLE PREFERRED STOCK
             ----------------------------------------------------

                          1. Designation and Amount.
                          -- -----------------------

    There hereby is created a series of Preferred Stock with a stated value of $25.00 per share. The shares of such series shall be designated as Series B 6.0% Cumulative Convertible Preferred Stock (the "Series B Preferred Stock"), and the number of shares constituting the Series B Preferred Stock shall be 350,000. Such number of shares may be decreased by a resolution duly adopted by the Board of Directors; provided, that no decrease shall
                                        ---------
reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights, or warrants or upon the conversion of any outstanding securities issued by the corporation that are convertible into Series B Preferred Stock.

                                 2.  Ranking.
                                 --  --------

    Any class or classes of stock of the corporation shall be deemed to rank: (a) prior to the Series B Preferred Stock as to dividends or as to distribution of assets upon liquidation, dissolution or winding up if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series B Preferred Stock; and

    (b) on a parity with the Series B Preferred Stock as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Series B Preferred Stock, if the holders of such class of stock and the Series B Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority one over the other.

                                3.  Dividends.
                                --  ----------

    (a) For purposes of this Section 3, each January 1, April 1, July 1 and October 1 on which any share of Series B Preferred Stock shall be outstanding shall be deemed to be a "Dividend Payment Date." Commencing on the Dividend Payment Date next following the issuance of Series B Preferred Stock, the holders of shares of Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the corporation out of funds legally available therefor, cumulative dividends payable in arrears at the rate of $1.50 per year on each share of Series B Preferred
Stock and no more. Notwithstanding the foregoing, if the date of issuance of the Series B Preferred Stock is 15 or fewer days prior to a Dividend Payment Date, the corporation may, at its option, defer the initial dividend payment to the second Dividend Payment Date following the date of issuance. Dividends payable on the initial Dividend Payment Date shall be pro rated based on the number of days that shall have elapsed since the date of original issue of the Series B Preferred Stock. Dividends payable on the Preferred Stock for any period greater or less than a full dividend period shall be computed on the basis of a 360 day year consisting of twelve 30-day months.

    (b) The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be not more than 45 days prior to the date fixed for the payment thereof.

    (c) Except as provided in Subsection 3(a) above, on each Dividend Payment Date, all dividends which shall have accrued on each share of Series B Preferred Stock outstanding on such Dividend Payment Date shall accumulate and be deemed to become "due." Any dividend which shall not be paid on the Dividend Payment Date on which it shall become due shall be deemed to be "past due" until such dividend shall be paid or until the share of Series B Preferred Stock with regard to which such dividend became due shall no longer be outstanding, whichever is the earlier to occur. No interest or sum of money in lieu of interest shall be payable with regard to any dividend payment or payments which are past due. Dividends paid on shares of Series
B Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such share shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

    (d) If there shall be outstanding shares of any other series of Preferred Stock of the corporation ranking junior to the Series B Preferred Stock as to dividends, no dividends shall be declared or paid or set apart for payment on any such other series for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full or are past due on the shares of the Series B Preferred Stock and on any other series of Preferred Stock ranking on a parity as to dividends with the Series B Preferred Stock, all dividends declared on all outstanding shares of the Series B Preferred Stock and shares of such other series of Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Series B Preferred Stock and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of the Series B Preferred stock and such other Preferred Stock to the date of such dividend payment bear to each other. Holders of shares of Series B Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or securities, in excess of full cumulative dividends, as herein provided, on the Series B Preferred Stock.

    (e) So long as any shares of the Series B Preferred Stock are outstanding, no dividend (other than a dividend or distribution in Common
Stock or in any other stock ranking junior to the Series B Preferred Stock as to dividends and upon liquidation, dissolution or winding up) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to, or on a parity with, the Series B Preferred Stock as to dividends or upon liquidation, dissolution or winding up, nor shall any Common Stock or any other stock of the corporation ranking junior to, or on a parity with, the Series B Preferred Stock as to dividends or upon liquidation, dissolution or winding up, be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the corporation (except for the conversion of such junior or parity stock into, or the exchange of such junior or parity stock for, stock of the corporation ranking junior to the Series B Preferred Stock as to dividends and upon liquidation, dissolution, or winding up) unless, in each case, the full cumulative dividends on all outstanding shares of the Series B Preferred Stock shall have been paid or declared and set aside for payment for all past dividend payment periods.

    (f) The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under paragraph (e) of this Section 3, purchase or otherwise acquire such shares at such time and in such manner; provided, however, that this paragraph shall not prohibit the
        --------- --------
acquisition of shares of stock of the corporation which have been pledged to the corporation or any subsidiary of the corporation for a bona fide debt.

                              4.  Voting Rights.
                              --  --------------

    Except as otherwise from time to time required by applicable law, the Series B Preferred Stock shall have no voting rights.

                               5.   Redemption.
                               --   -----------

    (a) The shares of Series B Preferred Stock shall not be redeemable prior to January 1, 1997. At any time on or after such date, except as otherwise provided below, the shares of Series B Preferred Stock may be redeemed, in whole or in part, at the option of the corporation, during the twelve-month periods commencing on January 1 of the years indicated below at the following redemption prices per share of Series B Preferred Stock, plus accrued and unpaid dividends thereon up to but excluding the date fixed for redemption:

              Redemption                              Redemption
              ----------                              ----------
       Year                  Price            Year                  Price
       ----                  -----            ----                  -----

       1997                 $27.00            2000                 $25.80
       1998                  26.60            2001                  25.40
       1999                  26.20            2002 and
                                              thereafter            25.00

    (b)  In the event the corporation shall elect to redeem shares of Series
B Preferred Stock, the corporation shall give notice of such redemption to the holders of record of shares of the Series B Preferred Stock being so redeemed, not less than 30 nor more than 60 days prior to such redemption, by first class mail, postage prepaid, at their addresses as shown on the stock registration books of the corporation; provided, that without limiting the
                                       ---------
obligation of the corporation hereunder to give the notice provided in this Subsection 5(b), the failure of the corporation to give such notice shall not invalidate any corporate action by the corporation. Each such notice shall state (i) the redemption date; (ii) the number of shares of Series B Preferred Stock to be redeemed and, if fewer than all of the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price;
(v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) that such holder has the right to convert such shares into a number of shares of Common Stock of the corporation prior to the close of business on the date fixed for the redemption.

    (c) In the event that fewer than all the outstanding shares of Series B Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors of the corporation and the shares to be redeemed shall be determined pro rata or by lot as may be determined by the Board of Directors of the corporation or by any other method as may be determined by the Board of Directors of the corporation in its sole discretion to be equitable, provided that such method satisfies any applicable requirements of any securities exchange or automated quotation system on which the Series B Preferred Stock is then listed or traded.

    (d)  Notice having been mailed as aforesaid, from and after the applicable redemption date (unless the corporation shall default in providing money for the payment of the redemption price), dividends on the shares of Series B Preferred Stock to be redeemed on such redemption date shall cease to accrue and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the corporation (except the right to receive from the corporation the redemption price) shall cease; provided, however, that notwithstanding the foregoing, if notice of redemption
- --------- --------
has been given pursuant to this Section 5 and any holder of shares of Series
B Preferred Stock shall, prior to the close of business on the redemption date, surrender for conversion any or all of the shares to be redeemed held by such holder in accordance with Section 6 hereof, then the conversion of such shares to be redeemed shall become effective as provided in Section 6. Upon surrender of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the corporation shall so require and the notice shall so state), such shares shall be redeemed by the corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

    (e) Any shares of Series B Preferred Stock which at any time shall have been redeemed shall have, after such redemption, the status of authorized but unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors of the corporation.

    (f) Notwithstanding the foregoing provisions of this Section 5, if any dividends on Series B Preferred Stock are past due, no shares of Series B Preferred Stock shall be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed, and the corporation shall not purchase or otherwise acquire any shares of Series B Preferred Stock; provided, however, that the foregoing shall not prevent the purchase or
- --------- --------
acquisition of shares of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock.

                                6.  Conversion.
                                --  -----------

    (a) The holder of any share of Series B Preferred Stock shall have the right at any time, at such holder's option (except that if such share is called for redemption, then in respect of such share only to and including but not after the close of business on the date fixed for such redemption, provided that no default by the corporation in the payment of the applicable redemption price (including any accrued and unpaid dividends) shall have occurred and be continuing on the date fixed for such redemption) to convert such share into that number of fully paid and non-assessable shares of Common Stock of the corporation (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing $25.00 by the Conversion Price then in effect.
The Conversion Price initially shall be $21.00 per share of Common Stock and shall be subject to adjustment as set forth below.

    (b) To exercise the conversion privilege, the holder of shares of Series B Preferred Stock shall surrender the certificates representing such shares, accompanied by transfer instruments satisfactory to the corporation and sufficient to transfer the Series B Preferred Stock being converted to the corporation free of any adverse interest, at any of the offices or agencies maintained for such purpose by the corporation ("Conversion Agent") and shall give written notice to the corporation at such Conversion Agent that the holder elects to convert such shares. Such notice shall also state the names, together with addresses, in which the certificates for shares of Common Stock which shall be issuable upon such conversion shall be issued. As promptly as practicable after the surrender of such shares of Series B Preferred Stock as aforesaid, the corporation shall issue and shall deliver at such Conversion Agent to such holder, or on his or her written order, a certificate for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions hereof. Balance certificates will be issued for the remaining shares of Series B Preferred Stock in any case in which fewer than all of the shares of Series B Preferred Stock represented by a certificate are converted. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which shares of Series B Preferred Stock shall have been so surrendered and such notice received by the corporation as aforesaid, and the persons in whose names any certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holders of record of the Common Stock represented thereby at such time, unless the stock transfer books of the corporation shall be closed on the date on which shares of Series B Preferred Stock are so surrendered for conversion, in which event such conversion shall be deemed to have been effected immediately prior to the close of business on the next succeeding day on which such stock transfer books are open, and such persons shall be deemed to have become such holders of record of the Common Stock at the close of business on such later day. In either circumstance, such conversion shall be at the Conversion Price in effect on the date upon which such share shall have been surrendered and such notice received by the corporation.

    (c) In the case of any share of Series B Preferred Stock which is converted after any record date with respect to the payment of a dividend on the Series B Preferred Stock and on or prior to the next succeeding Dividend Payment Date, the dividend due on such Dividend Payment Date shall be payable on such Dividend Payment Date to the holder of record of such share as of such preceding record date notwithstanding such conversion. However, shares of Series B Preferred Stock surrendered for conversion during the period from the close of business on any record date with respect to the payment of a dividend on the Series B Preferred Stock next preceding any Dividend Payment Date to the opening of business on such Dividend Payment Date shall (except in the case of shares of Series B Preferred Stock which have been called for redemption on a redemption date within such period) be accompanied by payment in New York Clearing House or other funds acceptable to the corporation in an amount equal to the portion of the dividend payable on such Dividend Payment Date which accrues during the period from the date of such surrender until such Dividend Payment Date on the shares of Series B Preferred Stock being surrendered for conversion. The dividend with respect to a share of Series B Preferred Stock called for redemption on a redemption date during the period from the close of business on any record date with respect to the payment of a dividend on the Series B Preferred Stock next preceding any Dividend Payment Date to the opening of business on such Dividend Payment Date shall be payable on such Dividend Payment Date to the holder of record of such share on such dividend record date notwithstanding the conversion of such share of Series B Preferred Stock after such record date and prior to such Dividend Payment Date, and the holder converting such share of Series B Preferred Stock need not include a payment of such dividend amount upon surrender of such share of Series B Preferred Stock for conversion. Except as provided in this Subsection (c), no payment or adjustment shall be made upon any conversion on account of any dividends accrued on shares of Series B Preferred Stock surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

    (d) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of any shares of Series B
Preferred Stock.  Instead of any fractional interest in a share of Common
Stock which would otherwise be deliverable upon the conversion of a share of Series B Preferred Stock, the corporation shall pay to the holder of such share of Series B Preferred Stock an amount in cash (computed to the nearest cent, with one-half cent being rounded upward) equal to such fraction multiplied by the then current market price (as defined in Subsection 6(e)(v) hereof) of the Common Stock at the close of business on the day on which such share or shares of Series B Preferred Stock are surrendered for conversion in the manner set forth above, or if such date is not a trading date, on the next succeeding trading date. If more than one certificate representing shares of Series B Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock represented by such certificates, or the specified portions thereof to be converted, so surrendered.

    (e)  The Conversion Price shall be adjusted from time to time as follows:

          (i) In case the corporation shall pay or make a dividend or other distribution in Common Stock on any class of capital stock of the corporation, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and of which the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this Subparagraph (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the corporation but shall include shares issuable with regard to scrip certificates issued in lieu of fractions of shares of Common Stock. The corporation shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the corporation.

              (ii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the

    Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

              (iii) In case the corporation shall issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the then current market price per share (determined as provided in Subparagraph (v) below) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants (other than pursuant to a dividend reinvestment plan), the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion
    Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common
    Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purpose of this Subparagraph (iii), the number of shares of Common
    Stock at any time outstanding shall not include shares held in the treasury of the corporation but shall include shares issuable with regard to scrip certificates issued in lieu of fractions of shares of Common Stock. The corporation shall not issue any rights or warrants with regard to shares of Common Stock held in the treasury of the corporation.

              (iv) In case the corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock (x) evidences of its indebtedness, (y) cash or other assets (including securities, but excluding any rights or warrants referred to in Subparagraph
    (iii) above, any regular quarterly dividend payable solely in cash out of retained earnings of the corporation that may from time to time be fixed by the Board of Directors of the corporation and any dividend or distribution referred to in Subparagraph (i) above) or (z) any combination thereof, then in each case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the then current market price per share (determined as provided in subparagraph (v) below) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination, if made in good faith, shall be conclusive and shall be described in a statement filed with any Conversion Agent) of the portion of the cash or other assets or evidences of indebtedness so distributed (and for which an adjustment to the Conversion Price has not previously been made pursuant to the terms of this Section 6) applicable to one share of Common Stock and of which the denominator shall be such then current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such record date; provided, however, that if and to the extent that the fair
                 --------- --------
    market value of such distribution, as so determined by the Board of Directors, shall exceed the retained earnings of the corporation, then in lieu of adjusting the Conversion Price as provided above with respect to the portion of such distribution which exceeds the corporation's retained earnings, the holder of the Series B Preferred Stock then outstanding shall have the right thereafter to convert the share of Series B Preferred Stock into (i) the kind and amount of indebtedness or cash or other assets of the corporation receivable in such distribution by a holder of the number of shares of Common Stock into which the Series B Preferred Stock might have been converted at the close of business on the date fixed for the determination of stockholders entitled to receive such distribution, and (ii) such number of shares of Common Stock into which the Series B Preferred Stock may then be convertible, as adjusted from time to time pursuant to this Section 6.

              (v)  For the purpose of any computation under Subparagraphs
    (iii) and (iv) above and for certain definitions under Subparagraphs
    (viii) below, the current market price per share of Common Stock on any date shall be deemed to be the average of the last reported sales prices of the Common Stock for five consecutive trading days selected by the Board of Directors commencing no more than 20 trading days before and ending no later than the day before the day in question, as reported on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if the Common Stock is not listed on the Nasdaq National Market, the average of the closing bid and asked prices for the Common Stock on such day in the over-the-counter market as reported by Nasdaq or, if bid and asked prices for the Common Stock on each such day shall not have been reported through Nasdaq, the average of the bid and asked prices for such date as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected from time to time by the Board of Directors of the corporation for such purpose or, if no such quotations are available, the fair market value of the Common Stock as determined by a New York Stock Exchange member firm regularly making a market in the Common Stock selected from time to time by the Board of Directors of the corporation for such purpose.

              (vi) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent of such price; provided, however, that any
                                     --------- --------
    adjustments which by reason of this Subparagraph (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided further, that adjustment shall be
                               -------- --------
    required and made in accordance with the provisions hereof not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Series B Preferred Stock or Common Stock. All calculations shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. The corporation may make such reductions in the Conversion Price, in addition to those required by Subparagraphs (i), (ii), (iii) and (iv) above, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons.

          (vii) Whenever the Conversion Price is adjusted as herein provided, (x) the corporation shall promptly file with any Conversion Agent a certificate of a firm of independent public accountants setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the manner of computing the same, which certificate shall be conclusive evidence of the correctness of such adjustment, and (y) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be given by the corporation to any Conversion Agent and mailed by the corporation to each record holder of shares of Series B Preferred Stock at their last address as the same appears on the books of the corporation.

          (viii) Notwithstanding any other provision herein to the contrary, in case of (aa) any capital reorganization of the corporation, (bb) any reclassification or change of outstanding shares of Common Stock (other than a change relating to par value, or as a result of a subdivision or combination of the Common Stock), (cc) any consolidation, merger or combination of the corporation with or into another corporation, or (dd) any sale or conveyance of the properties and assets of the corporation as, or substantially as, an entirety to any other entity, in each case as a result of which Common Stock holders are entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for their Common Stock, then there shall be no adjustment of the Conversion Price, but the holder of each share of Series B Preferred Stock then outstanding shall have the right thereafter to convert such share into the kind and amount of securities, cash or other property that the holder would have owned or been entitled to receive immediately after such reorganization, reclassification, change, consolidation, merger, combination, sale or conveyance if such share had been converted immediately before the effective date of such reorganization, reclassification, change, consolidation, merger, combination, sale or conveyance. In the event that the corporation engages in a transaction set forth in Subparagraphs
    (aa)-(dd) above
    and holders of Series B Preferred Stock do not convert their shares of Series B Preferred Stock as provided above, then the continuing or surviving entity shall be obligated to redeem all remaining outstanding shares of Series B Preferred Stock and the holders of Series B
    Preferred Stock shall surrender their shares of Series B Preferred
    Stock for redemption, all in accordance with the redemption provisions otherwise applicable to the Series B Preferred Stock as set forth in
    Section 5 hereof. The Adjustments described in this Subparagraph (viii) shall be subject to further adjustments as appropriate that shall be as nearly equivalent as may be practicable to the relevant adjustments provided for in the preceding subparagraphs and in this subparagraph.
    If, in the case of any such reorganization, reclassification, change, consolidation, merger, combination, sale or conveyance, the stock or other securities and property receivable thereupon by a holder of shares of Common Stock includes shares of stock, securities or other property or assets (including cash) of an entity other than the successor or acquiring entity, as the case may be, in such reorganization, reclassification, change, consolidation, merger, combination, sale or conveyance, then the corporation shall enter into an agreement with such other entity for the benefit of the holders of Series A Preferred Stock that shall contain such provisions to protect the interests of such holders as the Board of Directors of the corporation shall reasonably consider necessary by reason of the foregoing.

    (f) For purposes of this Section 6, "Common Stock" includes any stock of any class of the corporation which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation and which is not subject to redemption by the corporation. However, subject to the provisions of Subparagraph (viii) above, shares issuable upon conversion of shares of Series B Preferred Stock shall include only shares of the class designated as Common Stock of the corporation on the date of the initial issuance of Series
B Preferred Stock by the corporation, or shares of any class or classes resulting from any reclassification thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation and which are not subject to redemption by the corporation.

    (g)  In case:

          (i) the corporation shall declare a dividend (or any other distribution) on its Common Stock that would cause an adjustment to the Conversion Price of the Series B Preferred Stock pursuant to the terms of Subparagraph (i) or Subparagraph (iv) above (including such an adjustment that would occur but for the terms of the first sentence of Subparagraph (vi) above); or

          (ii) the corporation shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

          (iii) of any reclassification of the Common Stock of the corporation (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the corporation is a party and for which approval of any stockholders of the corporation is required, or of the sale or conveyance of the property of the corporation as an entirety or substantially as an entirety; or

          (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the corporation; then the corporation shall cause to be filed with any Conversion Agent, and shall cause to be mailed to all record holders of shares of Series B Preferred Stock at each such holder's last address as the same appears on the books of the corporation, at least 20 days (or 10 days in any case specified in clause
    (i) or (ii) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, conveyance, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (i) through (iv) above.

    (h) The corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock upon conversions of shares of Series B Preferred Stock pursuant hereto; provided, however, that the corporation shall not be required
                 --------- -------
to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the shares of Series B Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the corporation the amount of any such tax or has established, to the satisfaction of the corporation, that such tax has been paid.

    (i) All shares of Common Stock which may be delivered upon conversions of shares of Series B Preferred Stock shall upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights. If necessary, the corporation shall reduce the par value of the Common Stock so that all shares of Common Stock delivered upon conversions of shares of Series B Preferred Stock shall be fully paid and non-assessable.

    (j) The corporation at all times shall reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common

Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of shares of Series B Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series B Preferred Stock not theretofore converted. For purposes of this reservation of Common Stock, the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series B Preferred Stock shall be computed as if at the time of computation all outstanding shares of Series B Preferred Stock were held by a single holder. The issuance of shares of Common Stock upon conversion of shares of Series B Preferred Stock is authorized in all respects.

                               7.  Liquidation.
                               --  ------------

    (a) In the event of any voluntary or involuntary dissolution, liquidation or winding up of the corporation (for the purposes of this Section 7, a "Liquidation"), before any distribution of assets shall be made to the holders of the Common Stock or the holders of other stock that ranks junior to the Series B Preferred Stock in respect of distributions upon the Liquidation of the corporation, the holder of each share of Series B Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the corporation available for distribution to its stockholders, an amount equal to $25.00 per share plus all dividends (whether or not declared or due) accrued and unpaid on such share on the date fixed for the distribution of assets of the corporation to the holders of Series B Preferred Stock.

    (b) If, upon any Liquidation of the corporation, the assets available for distribution to the holders of Series B Preferred Stock and any other stock of the corporation ranking on a parity with the Series B Preferred Stock upon Liquidation issued by the corporation which shall then be outstanding (hereinafter in this paragraph called the "Total Amount Available") shall be insufficient to pay the holder of all outstanding shares of Series B Preferred Stock and all other such parity stock the full amounts (including all dividends accrued and unpaid) to which they shall be entitled by reason of such Liquidation of the corporation, then there shall be paid to the holders of the Series B Preferred Stock in connection with such Liquidation of the corporation an amount equal to the product derived by multiplying the Total Amount Available times a fraction of which the numerator shall be the full amount to which the holders of the Series B Preferred Stock shall be entitled under the terms of Subsection (a) by reason of such Liquidation of the corporation and of which the denominator shall be the total amount which would have been distributed by reason of such Liquidation of the corporation with respect to the Series B Preferred Stock and all other stock ranking on a parity with the Series B Preferred Stock upon Liquidation then outstanding had the corporation possessed sufficient assets to pay the maximum amount which the holders of all such stock would be entitled to receive in connection with such Liquidation of the corporation.

    (c) The voluntary sale, conveyance, lease, exchange or transfer of the property of the corporation as an entirety or substantially as an entirety, or the merger or consolidation of the corporation into or with any other corporation, or the merger of any other corporation into the corporation, or any purchase or redemption of some or all of the shares of any class or series of stock of the corporation shall not be deemed to be a Liquidation of the corporation for the purposes of this Section 7 (unless in connection therewith the Liquidation of the corporation is specifically approved).

    (d) The holder of any shares of Series B Preferred Stock shall not be entitled to receive any payment owed for such shares under this Section 7 until such holder shall cause to be delivered to the corporation (i) the certificate or certificates representing such shares of Series B Preferred Stock and (ii) a transfer instrument or instruments satisfactory to the corporation and sufficient to transfer such shares of Series B Preferred Stock to the corporation free of any adverse interest. As in the case of the redemption price, no interest shall accrue on any payment upon Liquidation after the due date thereof.

    (e) After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Series B Preferred Stock will not be entitled to any further participation in any distribution of assets by the corporation.

                                 8.  Payments.
                                 --  ---------

    (a) The corporation may provide funds for any payment of the redemption price for any shares of Series B Preferred Stock or any amount distributable with respect to any Series B Preferred Stock under Section 7 hereof by depositing such funds with a bank or trust company selected by the corporation having a net worth of at least $50,000,000 and organized under the laws of the United States or any state thereof, in trust for the benefit of the holder of such shares of Series B Preferred Stock under arrangements providing irrevocably for payment upon satisfaction of any conditions to such payment by the holder of such shares of Series B Preferred Stock which shall reasonably be required by the corporation. The corporation shall be entitled to make any deposit of funds contemplated by this Section 8 under arrangements designated to permit such funds to generate interest or other income for the corporation, and the corporation shall be entitled to receive all interest and other income earned by any funds while they shall be deposited as contemplated by this Section 8, provided that the corporation shall maintain on deposit funds sufficient to satisfy all payments which the deposit arrangement shall have been established to satisfy. If the conditions precedent to the disbursement of any funds deposited by the corporation pursuant to this Section 8 shall not have been satisfied within two years after the establishment of the trust for such funds, then (i) such funds shall be returned to the corporation upon its request; (ii) after such return, such funds shall be free of any trust which shall have been impressed upon them;
(iii) the person entitled to the payment for which such funds shall have been originally intended shall have the right to look only to the corporation for such payment, subject to applicable escheat laws; and (iv) the trustee which shall have held such funds shall be relieved of any responsibility for such funds upon the return of such funds to the corporation.

    (b) Any payment which may be owed in payment of the redemption price for any shares of Series B Preferred Stock pursuant to Section 5 or in payment of any amount distributable with respect to the shares of Series B

Preferred Stock under Section 7 shall be deemed to have been paid or properly provided for upon the earlier to occur: (i) the date upon which funds sufficient to make such payment shall be deposited in a manner contemplated by Subsection (a) hereof or (ii) the date upon which a check payable to the person entitled to receive such payment shall be delivered to such person or mailed to such person at the address of such person then appearing on the books of the corporation.

                       9.  Status of Reacquired Shares.
                       --  ----------------------------

    Shares of Series B Preferred Stock issued and reacquired by the corporation (including, without limitation, shares of Series B Preferred Stock which have been redeemed pursuant to the terms of Section 5 hereof and shares of Series B Preferred Stock which have been converted into shares of Common Stock) shall have the status of authorized and unissued shares of Preferred Stock, undesignated as to series and subject to later issuance.

                            10.  Preemptive Rights.
                            ---  ------------------

    Holders of shares of Series B Preferred Stock are not entitled to any preemptive or subscription rights in respect of any securities of the corporation.

                             11.   Legal Holidays.
                             ---   ---------------

    In any case where any Dividend Payment Date, redemption date or the last date on which a holder of Series B Preferred Stock has the right to convert such holder's shares of Series B Preferred Stock shall not be a Business Day (as defined below), then notwithstanding any other provision hereof, payment of a dividend due or a redemption price or conversion of the shares of Series B Preferred Stock need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the Dividend Payment Date or redemption date or the last day for conversion; provided, that for purposes of computing such payment, no interest shall accrue for the period from and after such Dividend Payment Date or redemption date, as the case may be. As used in this Section 11, "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the State of Georgia are authorized or obligated by law or executive order to close.

                           CERTIFICATE OF RESTATEMENT
                           --------------------------


    I, Richard A. Hills, Jr., the duly elected and acting Secretary of First Liberty Financial Corp., a Georgia corporation (the Corporation), do hereby certify pursuant to the provisions of Section 14-2-1007(d) of the Georgia Business Corporation Code (the Code), that the foregoing Amended and Restated Articles of Incorporation of First Liberty Financial Corp. were duly adopted by the Board of Directors of the Corporation on March 6, 1996. I hereby certify further as follows:

          1. The foregoing Amended and Restated Articles of Incorporation contain an amendment to Section 8 thereof which required shareholder approval, and said amendment was duly approved by the shareholders of the Corporation on January 31, 1996, in accordance with the provisions of Sections 14-2-1003, 14-2-1006 and 14-2-1007 of the Code. Pursuant to such amendment, Section 8 of the Articles of Incorporation is hereby amended by deleting current Section 8 in its entirely and substituting in lieu thereof the following:

                 SECTION 8.  Board of Directors.   (a)  The corporation
                 ----------  -------------------
          shall be under the direction of a board of directors. The board of directors shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. At the meeting of stockholders during which this
          Section 8 is adopted and approved, one class of directors shall be elected to hold office for a term expiring at the first annual meeting thereafter, one class of directors shall be elected to hold office for a term expiring at the second annual meeting thereafter and one class of directors shall be elected to hold office for a term expiring at the third annual meeting thereafter. At each annual meeting of the stockholders held after the meeting during which this Section 8 is adopted and approved, the directors of one class shall be elected to hold office for a term expiring at the third annual meeting following their election and until their successors shall have been duly elected and qualified; at the next succeeding annual meeting, the directors of a second class shall be elected to serve for such term; and at the third succeeding annual meeting, the directors of the third class be elected to serve for such term. During the intervals between annual meetings of stockholders, any vacancy occurring in the board of directors caused by the resignation, removal, death or other incapacity of one or more directors, and any newly created directorships resulting from an increase in the number of directors, shall be filled by a majority vote of the directors then in office, whether or not a quorum. Each director elected by the board of directors to fill a vacancy shall hold office for the unexpired term in respect of which such vacancy occurred. Each director elected by the board of directors to fill a newly created directorship or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.


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




                (b) The board of directors shall consist of not less than six nor more than fifteen members, the precise number to be fixed by resolution of the board of directors from time to time. The minimum number of directors as set forth herein may be reduced below six and the maximum number of directors as set forth herein may be increased above fifteen only upon the affirmative vote of the stockholders of record holding two-thirds of the then outstanding shares of stock of each class of the corporation entitled to vote in elections for directors at a meeting of stockholders called for that purpose.

          2. The foregoing Amended and Restated Articles of Incorporation also have been amended by deleting Section 13 (Initial Registered Office
                                                   -------------------------
    and Agent),Section 14 (Initial Board of Directors), and Section 15
    ---------              --------------------------
    (Incorporators) as permitted by Section 14-2-1002 of the Code.
     -------------
    Pursuant to Section 14-2-1002 of the Code, the amendment to delete such Sections was adopted by the Board of Directors on March 6, 1996. Shareholder approval was not required for adoption of such amendment.

            IN WITNESS WHEREOF, I have set my hand this 6th, day of March,
            -------------------
1996.


                                          /s/ Richard A. Hills, Jr.
                                          -------------------------
                                          Richard A. Hills, Jr., Secretary












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